UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _________________

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         June 29, 2005
        ________________________________________________
        Date of Report (Date of earliest event reported)


                      Molex Incorporated
     ______________________________________________________
     (Exact name of registrant as specified in its charter)


      Delaware             0-7491         36-2369491
  _______________       ___________      _____________
  (State or other       (Commission      (IRS Employer
    jurisdiction        File Number)    Identification
 of incorporation)                           No.)


     2222 Wellington Court, Lisle, Illinois           60532
    ________________________________________       __________
    (Address of principal executive offices)       (Zip Code)


                          (630) 969-4550
      ____________________________________________________
      (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


 Item 1.01   Entry into a Material Definitive Agreement
 _________   __________________________________________

     On June 29, 2005, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved certain changes to the cash compensation payable to non-employee directors, effective July 1, 2005. A summary of the non-employee director compensation arrangements approved by the Board is attached as Exhibit 99.1 hereto. Effective July 1, 2005, the annual retainer paid to each non-employee Molex director was increased from $35,000 to $50,000 and the fee paid to each non-employee director increased from $2,000
per Board meeting to $3,000 per Board meeting.   The other
elements of non-employee director compensation summarized on
Exhibit 99.1 hereto were not changed.


 Item 8.01   Other Information.
 _________   __________________

     On June 29, 2005, the Molex Board of Directors, upon the recommendation of the Nominating and Corporate Governance
Committee approved the following Board committee assignments for the fiscal year beginning July 1, 2005:

     Audit Committee:  Douglas K. Carnahan, Chairman; Michelle L.
     Collins; and Robert J. Potter.

     Compensation Committee:  Joe W. Laymon; Masahisa Naitoh; and
     Robert J. Potter, Chairman.

     Nominating and Corporate Governance Committee:  Michael J.
     Birck; Michelle L. Collins; and Edgar D. Jannotta, Chairman

     Executive Committee:  Michael J. Birck; Edgar D. Jannotta;
     Frederick A. Krehbiel, Co-Chairman; John H. Krehbiel, Jr.,
     Co-Chairman; and Martin P. Slark.

     On June 29, 2005, Molex's Board of Directors appointed Katsumi Hirokawa as a Corporate Vice President of Molex effective on July 1, 2005. Mr. Hirokawa, age 58, has been with Molex for 10 years and currently serves as President and Representative Director of Molex-Japan Co., Ltd., Molex's largest foreign subsidiary. The Board also accepted the resignation of Goro Tokuyama as a Corporate Vice President effective June 30, 2005. Mr. Tokuyama will continue to serve as Regional President of Molex's Far East North Region. Mr. Tokuyama's resignation is in accordance with the previously disclosed plan for a reduction of his responsibilities as part of his retirement planning.


 Item 9.01   Financial Statements and Exhibits.
 _________   __________________________________

      The following exhibit is being furnished as part of this Form 8-K:



 Exhibit Number       Description
 ______________      ____________
       99.1          Summary of Non-Employee Director Compensation
                     Arrangements




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          MOLEX INCORPORATED

Date: July 6, 2005        By:    /s/  Louis A. Hecht
                             _______________________________
                               Louis A. Hecht
                               Corporate Secretary and General
                               Counsel




                                                     EXHIBIT 99.1

   Summary of Non-Employee Director Compensation Arrangements

                                    Effective July 1, 2005 (1)
                                    __________________________

  Annual Retainer                         $50,000/year



  Board Meeting Fee                       $3,000/meeting


  Committee Meeting Fee                   $2,000/meeting


  Committee Chairman Meeting Fee          $3,000/meeting
  (other than Audit Committee Chairman)



  Audit Committee Chairman Meeting Fee    $4,000/meeting




  Annual Stock Option Grant               200 shares (2)
                                          multiplied by
                                          the number of
                                          years of
                                          service or
                                          fraction
                                          thereof.



  (1)  All retainer and meeting fees are payable quarterly.

  (2) The amount of shares increases to 500 multiplied by the number of years of service or fraction thereof, if the following two financial conditions are met for the fiscal year ended immediately prior to the grant:

       * Molex's net profits (after taxes) are at least ten percent (10%) of the net sales revenue; and

       * Molex's net sales revenue increased at least 1.5 times the "Worldwide Growth" of the general connector market as compared to the previous year's net sales revenue. For purposes of determining the Worldwide Growth, the Compensation Committee chooses one or more outside independent sources

       Notwithstanding the foregoing, the number of shares subject to the annual option given to each outside director under the ISO Plan cannot exceed 3,000 shares or an amount whose fair market value on the date of grant is greater than $100,000.